Camber Energy, Inc. 8-K

Exhibit 10.3

Second Amendment to the Camber Energy, Inc. Engagement Agreement

This Second Amendment to Camber Energy, Inc. Engagement Agreement (“Second Amendment”) is made and entered into this 30th day of August 2020 (“Amended Effective Date”) by and between Sylva International LLC (“Sylva”) and Camber Energy, Inc. (“Camber” or the “Company”) (each individually a “Party” and collectively the “Parties”).

Recitals

A.       Sylva and Camber entered into an Engagement Agreement dated on or around February 19, 2020, which was amended by a First Amendment thereto dated May 12, 2020 (as amended to date, the “Agreement”), pursuant to which Sylva was to provide media-related services for Camber.

B.       The Parties now hereby desire to amend the Agreement as set forth below.

C.       Capitalized terms and phrases used herein but not otherwise defined shall have the meaning ascribed to such term or phrase in the Agreement.

Agreements

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and adequacy of which are hereby acknowledged, Sylva and Camber agree as follows:

1.	Amendment of the Agreement.

a.	Section 2 “Service Fee” shall be amended and restated in its entirety, as follows:

Service Fee: In consideration for the Services provided under this Agreement, the Company shall pay a monthly service fee of Fifty Thousand U.S. Dollars ($50,000.00) (the “Cash Fee”). In addition, the Company shall pay Sylva a total of One Hundred and Seventy-Five Thousand (175,000) shares of the Company’s common stock, payable as follows (a) One Hundred Thousand (100,000) shares of the Company’s common stock payable pursuant to the original terms of the Agreement (prior to amendments thereto), which the parties agree and confirm were issued to Sylva on May 15, 2020 (the “1st Stock”); and (b) Seventy Five Thousand (75,000) shares of the Company’s common stock (the “2nd Stock”, and collectively with the 1st Stock, the “Stock”), payable in connection with the Second Amendment to this Agreement, which shall be issuable to Sylva as soon as practicable (subject to the below) after July 1, 2020 (the Cash Fee and Stock are collectively the “Service Fee”). All Service Fees are non-refundable.

The Stock shall be deemed fully vested, fully earned, not subject to forfeiture or rescission, free of any contingencies and fully paid for, on their date of issuance, and Sylva shall be deemed to hold all investment risk therewith on such issuance date.

Each installment of the Cash Fee shall be paid within five (5) days of the Company’s receipt of Sylva’s monthly invoice. The 2nd Stock shall be received by Sylva within fourteen (14) days after the Company has received NYSE American additional listing approval for such issuance, which the Company shall obtain as promptly as possible. To facilitate the payment of Stock, the Company shall open an account at its transfer agent and authorize the issuance of the Stock in book entry form with the transfer agent. The Company shall pay for any transfer agent and/or legal related costs that Sylva might incur in the process of removing the trading restrictions from the Stock, which includes but is not limited to, the Company providing a legal opinion for the Stock, provided the Stock meets the requirements for the removal of the restrictive legend under the 1933 Securities Act.”

Second Amendment to the Camber Energy, Inc. Engagement Agreement

b.	Section 3 “Term” shall be amended and restated in its entirety, as follows:

“Term. This Agreement shall commence on the Effective Date and continue until the earlier of (a) October 19, 2020; and (b) the date that the Company’s stockholders have approved the terms of that certain Plan of Merger Agreement (as amended from time to time), by and between the Company and Viking Energy Group, Inc. (the “Term”). At the conclusion of the Term, this Agreement and terms herein may be renewed for an additional term by the Parties’ mutual consent.”

2.       Representations of Sylva. Sylva has, and is, acquiring the Stock, for its or his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Sylva can bear the economic risk of investment in the Stock, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Stock and is (and was as of its entry into the original Agreement) an “accredited investor” as defined in Regulation D under the Securities Act. Sylva recognizes that the Stock has not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Stock is registered under the Securities Act or unless an exemption from registration is available. Sylva has carefully considered and has, to the extent it believes such discussion necessary, discussed with its respective professional, legal, tax and financial advisors, the suitability of an investment in the Stock for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Stock is a suitable investment for it. Sylva has not been offered the Stock by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Sylva’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Sylva has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Stock and the Company, and all such questions have been answered to the full satisfaction of Sylva. Sylva is relying on its own investigation and evaluation of the Company and the Stock and not on any other information.

3.       Binding Effect. The terms, covenants, conditions and provisions contained in this Second Amendment shall be binding upon and inure to the benefit of Sylva and Camber, and their respective successors and permitted assigns. Sylva and Camber hereby ratify and confirm the terms and provisions of the Agreement as amended hereby. After the Amendment Effective Date, any reference to the Agreement shall mean the Agreement as amended hereby.

Second Amendment to the Camber Energy, Inc. Engagement Agreement

4.       Amendment. This Second Amendment may not be modified, altered or terminated nor any of its provisions waived except by a written instrument duly executed by an authorized officer of each Party. Except as amended hereby, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

5.       Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas, United States of America, excluding any conflicts of law rules requiring the application of the substantive law of any other jurisdiction.

6.       Entire Agreement. This Second Amendment, together with the Agreement, contains the entire agreement and understanding between the Parties concerning its subject matter. This Amendment supersedes all prior proposals, representations, agreements and understandings, written or oral, concerning its subject matter.

7.       Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed to be an original.

{Signature Page to Follow}

Second Amendment to the Camber Energy, Inc. Engagement Agreement

By signing this Second Amendment, both Parties acknowledge that they fully comprehend the terms of this Second Amendment and have had the opportunity to seek the advice of counsel, whether exercised or not.

Signed:

CAMBER ENERGY, INC.

/s/ Louis G. Schott	August 31, 2020
Name: Louis Schott	Date
Title: Interim Chief Executive Officer

SYLVA INTERNATIONAL LLC

/s/ Ross Silver	August 31, 2020
Name: Ross Silver	Date
Title: Chief Executive Officer

Second Amendment to the Camber Energy, Inc. Engagement Agreement